          As filed with the Securities and Exchange Commission on April 25, 2001
                                                      Registration No. 333-83981
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------
                        SILICON STORAGE TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           California                                  77-0225590
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
 Incorporation or Organization)

                                1171 Sonora Court
                               Sunnyvale, CA 94086
                                 (408) 735-9110

  (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                    Bing Yeh
                      President and Chief Executive Officer
                        Silicon Storage Technology, Inc.
                                1171 Sonora Court
                               Sunnyvale, CA 94086
                                 (408) 735-9110

 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                    Copy to:

                              Mark P. Tanoury, Esq.
                               Cooley Godward LLP
                              Five Palo Alto Square
                               3000 El Camino Real
                           Palo Alto, California 94306
                                 (650) 843-5000

                              ---------------------

         Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this registration Statement.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is to be a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement of the earlier effective registration statement for the same offering. [X] Registration No. 333-83981

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       Termination of Offering and Removal
                         of Securities from Registration


         As of April 15, 2001, the Selling Stockholders had completed the sale to the public of an aggregate of 1,330,346 split adjusted shares of Common Stock of the Registrant pursuant to a Registration Statement filed with the Securities and Exchange Commission on August 17, 1999 (Registration No. 333-83981), and 1,120,255 split adjusted shares of Common Stock remained available for sale thereunder.

         Pursuant to that certain Registration Rights Agreement between the Registrant and the Selling Stockholders dated June 4, 1999, the Registrant agreed to use its reasonable efforts to cause the Registration Statement to remain effective until the earliest of (i) the date on which all shares covered by the Registration Statement have been sold to the public pursuant to the Registration Statement, (ii) one year after the effective date of the Registration Statement, or (iii) the date on which all of the shares covered by the Registration Statement may be sold in any 3-month period pursuant to Rule 144.

         Pursuant to an undertaking made in Item 17 of the Registration Statement as filed with the Securities and Exchange Commission the Registrant hereby removes from registration 1,120,255 shares of Common Stock of the Registrant.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sunnyvale, State of California, this 24th day of April, 2001.


                                        Silicon Storage Technology, Inc.


                                        By: /s/ Bing Yeh
                                           ------------------------------------
                                           Bing Yeh
                                           President and Chief Executive Officer
                                           (Principal Executive Officer)



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           Signature                               Title                             Date
           ---------                               -----                             ----
                                    President, Chief Executive Officer and       April 24, 2001
                                    Director
        /s/ Bing Yeh                (Principal Executive Officer)
------------------------------
           Bing Yeh


                                    Vice President, Finance & Administration,    April 24, 2001
                                    Chief Financial Officer and Secretary
     /s/ Jeffrey L. Garon           (Principal Financial and Accounting
------------------------------      Officer)
       Jeffrey L. Garon


                                    Senior Vice President, Operations and        April 24, 2001
              *                     Process Development and Director
------------------------------
         Yaw Wen Hu


             *                      Director                                     April 24, 2001
------------------------------
       Tsuyoshi Taira



             *                      Director                                     April 24, 2001
------------------------------
      Yasushi Chikagami



             *                      Director                                     April 24, 2001
------------------------------
       Ronald Chwang



* By:  /s/ Bing Yeh                 Attorney-in-Fact
     -------------------------
     Bing Yeh
     Attorney-in-Fact







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